INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sierra Pacific Resources on Form S-8 of our reports dated January 29, 1999 (February 12, 1999 as to Notes 1 and 5) and March 19, 1999, appearing in the Annual Report on Form 10-K of Sierra Pacific Resources for the year ended December 31, 1998.

December 13, 1999